Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 15, 2025, Workhorse Group Inc., a Nevada corporation (“Workhorse” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Workhorse, Omaha Intermediate 2, Inc., a Delaware corporation and wholly-owned subsidiary of Workhorse (“Intermediate Parent”), Omaha Intermediate, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate Parent (“Intermediate”), Omaha Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Subsidiary”), and Motiv Power Systems, Inc., a Delaware corporation (“Motiv”). On December 15, 2025, Merger Subsidiary merged with and into Motiv (the “Merger”), and Motiv became a direct, wholly-owned subsidiary of Intermediate and an indirect, wholly-owned subsidiary of Workhorse. Defined terms included below have the same meaning as terms defined and included elsewhere in the Company’s definitive proxy statement on Form DEFM 14A filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2025 (the “Proxy Statement”).

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, in order to give effect to the business combination and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The Merger is accounted for as a reverse acquisition, with Motiv treated as the accounting acquirer and Workhorse as the accounting acquiree, in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). As such, the pro forma financial information reflects the assets and liabilities of Motiv at historical carrying values and the assets and liabilities of Workhorse measured at estimated fair value as of the assumed acquisition date.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024, give effect to the Merger as if it had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Merger as if it had occurred on that date and combines the historical balance sheets of Workhorse and Motiv as of such date.

The unaudited pro forma financial statements, and the related notes thereto, are based on, and should be read in conjunction with:

●	The historical audited consolidated financial statements of Workhorse as of and for the year ended December 31, 2024, and the related notes, included in Workhorse’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	The historical unaudited condensed consolidated financial statements of Workhorse as of and for the nine months ended September 30, 2025, and the related notes, included in Workhorse’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025;

●	The historical audited Restated consolidated financial statements of Motiv as of and for the years ended December 31, 2024 and 2023, and the related notes, included elsewhere within this Current Report on Form 8-K/A; and

●	The historical unaudited condensed consolidated financial statements of Motiv as of and for the nine months ended September 30, 2025, and the related notes, included elsewhere within this Current Report on Form 8-K/A.

As of the date of this filing, the Company has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to material change as additional information becomes available and as additional analysis is performed.

These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered reasonable by management. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to material change as additional information becomes available and additional analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the business combination, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of what Workhorse’s financial condition or results of operations actually would have been if the business combination had been consummated as of the dates indicated, nor do they purport to represent Workhorse’s financial position or results of operations for future periods.

WORKHORSE GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

	Motiv Historical	Workhorse Historical	Transactions Adjustments	Item in Note 4	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,630,081	$12,726,147	$(14,548,997)	(e)	$18,176,508
			(264,940)	(f)
			10,000,000	(g)
			6,634,217	(b)
Restricted cash	154,500	25,475,596	(24,950,596)	(b)	679,500
Accounts receivable, net	4,978,446	1,151,976	-		6,130,422
Other receivables	-	1,460,100	-		1,460,100
Inventory	21,672,436	29,999,387	-		51,671,823
Prepaid expenses and other current assets	2,529,085	2,148,595	-		4,677,680
Total current assets	32,964,548	72,961,801	(23,130,316)		82,796,033

Property and equipment, net	1,548,293	21,120,568	-		22,668,861
Intangible assets, net	251,918	-	-		251,918
Goodwill	-	-	14,022,338	(a)	14,022,338
Operating leases right-of-use assets, net	323,240	22,236,613	-		22,559,853
Other assets	139,000	416,310	-		555,310
Total assets	$35,226,999	$116,735,292	$(9,107,978)		$142,854,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$5,583,761	$11,225,948	-		$16,809,709
Accrued liabilities and other current liabilities	1,690,925	7,127,368	(829,382)	(b)	7,175,927
			(812,984)	(f)
Deferred revenue	945,939	1,057,000	-		2,002,939
Contract liability	1,304,237	-	-		1,304,237
Operating lease liability – current portion	326,567	2,707,209	-		3,033,776
ATW rights liability	-	-	7,112,449	(b)	7,112,449
Revolving Credit Facility			10,000,000	(g)	10,000,000
Senior secured promissory note – related party	103,381,656	-	(103,381,656)	(a)	-
Warranty liability – current portion	1,898,672	1,209,129	-		3,107,801
Warrant liability at fair value	-	9,983,695	(9,983,695)	(b)	-
Convertible notes at fair value	-	27,119,114	(27,119,114)	(b)	-
Total current liabilities	115,131,757	60,429,463	(125,014,382)		50,546,838

Convertible note at fair value – long-term		5,148,000	-		5,148,000
Operating lease liability – long-term	-	19,087,603	-		19,087,603
Warranty liability – long-term	984,714	-	-		984,714
Other long-term liabilities	3,494	-	-		3,494
Total liabilities	116,119,965	84,665,066	(125,014,382)		75,770,649

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity
Series A convertible preferred stock	44,866	-	(44,866)	(a)	-
Common stock	9,620	2,479	(9,620)	(a)	9,109
			6,630	(a)
			0	(c)
Additional paid-in capital	214,366,396	928,679,291	(928,679,291)	(d)	(539,353,254)
			39,506,978	(a)
			103,381,656	(a)
			3,260	(c)
			(896,611,544)	(d)
Accumulated deficit	(295,313,848)	(896,611,544)	896,611,544	(d)	606,427,809
			928,679,291	(d)
			54,486	(a)
			(25,491,270)	(a)
			(7,112,449)	(b)
			9,632,117	(b)
			9,983,695	(b)
			(3,260)	(c)
			(14,548,997)	(e)
			(264,940)	(f)
			812,984	(f)
Total shareholders’ equity	(80,892,966)	32,070,226	115,906,404		67,083,664

Total liabilities and shareholders’ equity	$35,226,999	$116,735,292	$(9,107,978)		$142,854,313

WORKHORSE GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Motiv Historical	Workhorse Historical	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$7,043,926	$6,616,358	$-		$13,660,284
Cost of revenues	13,189,596	28,842,087	(368,209)	(h)	44,415,872
			2,784,693	(h)
			(32,295)	(m)
Gross loss	(6,145,670)	(22,225,729)	(2,384,189)		(30,755,588)

Operating expenses
Research and development	12,891,431	9,149,055	(174,105)	(m)	21,866,381
Selling, general and administrative	16,046,965	42,512,129	19,008,282	(i)	77,061,317
			(157,884)	(l)
			(348,176)	(m)
Impairment loss on discontinued product line investment	6,246,181	-	-		6,246,181
Total operating expenses	35,184,577	51,661,184	18,328,118		105,173,879

Operating loss	(41,330,247)	(73,886,913)	(20,712,307)		(135,929,467)

Interest expense, net	(10,246,041)	(22,241,781)	32,487,822	(j)	(1,324,661)
			(412,161)	(j)
			(912,500)	(j)
Amortization of debt issuance costs – cash portion	(14,281)	-	14,281	(j)	-
Fair value loss on warrants	-	(5,778,660)	5,778,660	(k)	-
Gain on sale of assets	-	-	13,805,791	(h)	13,805,791
Other income, net	3,319	-	-		3,319
Income (loss) before taxes	(51,587,250)	(101,907,354)	30,049,586		(123,445,018)
Income tax (provision) benefit	(800)	117,061	-		116,261
Net loss	$(51,588,050)	$(101,790,293)	$30,049,586		$(123,328,757)

Basic and diluted net loss per share of common stock*	$(9.43)	$(222.15)	$-		$(17.40)

Basic and diluted weighted average shares outstanding*	5,468,097	458,211	1,161,960	(n)	7,088,268

*	Periods presented have been adjusted to reflect the Workhorse March 2025 reverse stock split (1-for-12.5), which was effective March 17, 2025 and the December 2025 reverse stock split (1-for-12), which was effective December 8, 2025.

WORKHORSE GROUP INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	Motiv Historical	Workhorse Historical	Transactions Adjustments	Item in Note 4	Pro Forma Combined
Revenues	$11,468,520	$8,695,389	$-		$20,163,909
Cost of revenues	15,303,959	28,308,743	(212,861)	(h)	45,013,144
			1,624,404	(h)
			(11,101)	(m)
Gross loss	(3,835,439)	(19,613,354)	(1,400,442)		(24,849,235)

Operating expenses:
Research and development	9,649,791	3,852,998	(61,452)	(m)	13,441,337
Selling, general and administrative	13,870,695	20,399,242	(4,459,286)	(i)	28,849,163
			(747,484)	(l)
			(214,005)	(m)
Total operating expenses	23,520,486	24,252,240	(5,482,227)		42,290,500

Operating loss	(27,355,925)	(43,865,594)	4,081,784		(67,139,735)

Interest expense, net	(13,018,550)	(6,002,383)	19,020,933	(j)	(1,006,027)
			(323,527)	(j)
			(682,500)	(j)
Change in fair value of convertible notes	-	(7,781,029)	7,781,029	(k)	-
Change in fair value of warrants	-	(4,205,035)	4,205,035	(k)	-
Gain on sale of assets		13,805,791	(13,805,791)	(h)	-
Other income (expense), net	(2,841)	4,795,250	-		4,792,409
Loss before provision for income taxes	(40,377,316)	(43,253,000)	20,276,963		(63,353,353)
Provision for income taxes	-	-	-		-
Net loss	$(40,377,316)	$(43,253,000)	$20,276,963		$(63,353,353)

Basic and diluted net loss per share of common stock*	$(4.29)	$(37.52)	$-		$(8.14)

Basic and diluted weighted average shares outstanding*	9,420,092	1,152,951	(2,790,035)	(n)	7,783,008

*	Periods presented have been adjusted to reflect the Workhorse March 2025 reverse stock split (1-for-12.5), which was effective March 17, 2025 and the December 2025 reverse stock split (1-for-12), which was effective December 8, 2025.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The Workhorse and Motiv historical financial information has been derived from, in the case of Workhorse, its condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and Annual Report on Form 10-K for the year ended December 31, 2024, and in the case of Motiv, its condensed consolidated financial statements included elsewhere within this Current Report on Form 8-K/A for the nine months ended September 30, 2025 and for the year ended December 31, 2024. The unaudited pro forma condensed combined financial statements should be read in conjunction with Workhorse’s and Motiv’s consolidated financial statements and the notes thereto. The unaudited pro forma condensed combined statements of operations give effect to the business combination as if they had been completed on January 1, 2024, and the unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Business Combination as if it had occurred on that date.

The historical financial statements of Workhorse and Motiv have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to the accounting for the business combination under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) (“Pro Forma Transactions Adjustments”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance ASC 805, with Motiv treated as the accounting acquirer of Workhorse. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the business combination has been allocated to the assets acquired and liabilities assumed of Workhorse based upon management’s preliminary estimate of their fair values as of the acquisition date. The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. The allocation of the purchase price is preliminary and subject to material adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. The completion of the final allocation of the purchase price could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of Workhorse, after giving pro forma effect to the Pro Forma Transactions.

The business combination, the Pro Forma Transactions and the related adjustments are described in these accompanying notes to the unaudited pro forma condensed combined financial statements.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined company’s financial position or results of operations of the combined company that would have occurred if the business combination had been completed on the dates indicated, nor are they indicative of the combined company’s financial position or results of operations that may be expected for any future period or date.

Note 2 – Conforming Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Motiv’s audited consolidated financial statements as of and for the year ended December 31, 2024, and Motiv’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2025. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Workhorse’s financial information to identify differences in accounting policies as compared to those of Motiv. With the information currently available, management has determined that there were no significant accounting policy differences between Workhorse and Motiv and, therefore, no adjustments were made to conform Workhorse’s financial statements to the accounting policies used by Motiv in the preparation of the unaudited pro forma condensed combined financial statements. This conclusion is subject to change as further assessment will be performed and finalized for purchase accounting.

As part of the application of ASC 805, management will continue to conduct a more detailed review of the accounting policies of Motiv and Workhorse in an effort to determine if differences in accounting policies require further reclassification or adjustment of the financial statements to conform accounting policies and classifications. Therefore, management may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 – Estimated Consideration and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to identifiable net assets acquired. The fair value of Workhorse’s common stock issued as consideration in the amount of approximately 6.6 million shares was calculated using the closing price of $5.96 per share on December 15, 2025, which was the Merger closing date. The following table summarizes the consideration transferred to acquire Workhorse and preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date:

Purchase Price Allocation
Assets acquired	$82,742,380
Goodwill	14,022,338
Liabilities assumed	(57,251,110)
Total purchase price	$39,513,608

The allocation of the purchase price is preliminary and subject to adjustment during the measurement period, not to exceed one year from the acquisition date, as the Company finalizes valuations for tangible and intangible assets. These adjustments may include changes in 1) fair values of property and equipment and inventory, 2) changes in allocations to intangible assets such as customer relationships, intellectual property, and goodwill, and 3) other changes to assets and liabilities.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma adjustments included in the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

Balance Sheet

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments give effect to the Merger as if it had occurred on September 30, 2025 and combines the historical balance sheets of Workhorse and Motiv as of such date.

a)	Merger consideration

In accordance with the terms of the Merger Agreement, all outstanding shares of common stock and preferred stock of Motiv and all of the financial indebtedness of Motiv were cancelled. In accordance with the Merger Agreement, 6.6 million shares were issued to the Motiv Investor (defined below) in exchange for the cancellation of Motiv’s outstanding shares of common stock, preferred stock, and financial indebtedness.

As a result of the Merger and the application of the acquisition method of accounting in accordance with ASC 805, the transaction will give rise to the recognition of goodwill, representing the excess of the total estimated purchase consideration over the preliminary fair value of the net identifiable assets acquired. The amount of goodwill recognized may change materially upon completion of the final purchase price allocation.

b)	Waiver, Repayment and Exchange Agreement

The pro forma adjustments reflect the repayment of Workhorse’s outstanding principal balance on the 2024 Notes and accrued interest. Additionally, the 2024 Notes holder was issued rights to purchase approximately 1.2 million shares in exchange for the cancellation of all of the Warrants issued to the 2024 Notes holder. A liability for the rights to purchase shares was included as a pro forma adjustment and valued at the number of rights times the fair value of Workhorse common stock as of the transaction date of $5.96.

c)	Stock-based compensation to be settled in equity

The pro forma adjustments reflect the accelerated vesting of all unexercised and outstanding Workhorse stock-based compensation. As of September 30, 2025, there were approximately 257 shares underlying unvested stock-based compensation outstanding that will be settled in equity. The adjustment is calculated using the closing price of $13.20 per share on September 30, 2025 (shares and share price have been adjusted to reflect the Workhorse December 2025 reverse stock split (1-for-12), effected December 8, 2025).

d)	Elimination of Workhorse historical additional paid-in capital and accumulated deficit

Adjustment represents the elimination of Workhorse historical additional paid-in capital and accumulated deficit upon consummation of the Merger.

e)	Transaction costs

Adjustment represents the acquisition-related costs expected to be incurred.

f)	Director grants and stock-based compensation to be settled in cash

Adjustment represents the issuance of additional grants to the directors of Workhorse and the accelerated vesting of Workhorse stock-based compensation, which will be settled in cash. As of September 30, 2025, there are approximately 44,996 shares underlying stock-based compensation awards outstanding that were settled in cash. Adjustment is calculated using the closing price of $13.20 per share on September 30, 2025 (shares and share price have been adjusted to reflect the Workhorse December 2025 reverse stock split (1-for-12), effected December 8, 2025).

g)	Closing debt financing

The Merger Agreement included a condition to closing that entities affiliated with Motiv’s largest investor (the “Motiv Investor”) provide Workhorse with up to $50 million in debt financing at the time of closing. Approximately $10 million will be available to Workhorse at closing pursuant to a revolving credit facility for general corporate purposes, and approximately $40 million will be available after closing pursuant to an asset-based lending facility (“ABL facility”) to fund vehicle manufacturing activities upon receipt of confirmed purchase orders. The unaudited pro forma condensed combined balance sheet reflects the proceeds of the $10 million from the revolving credit facility at closing, presented as an increase to revolving credit facility and a corresponding increase to cash and cash equivalents. The unaudited pro forma condensed combined statements of operations reflect interest expense assuming the debt was outstanding for the full periods presented.

Statements of Operations

The following pro forma adjustments have been reflected in the Transaction Adjustments column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024. All adjustments are based on preliminary assumptions and valuations, which are subject to change. The pro forma adjustments reflect the effect of the Pro Forma Transactions on Workhorse’s and Motiv’s historical consolidated statements of operations as if the business combination occurred on January 1, 2024.

h)	Sale leaseback of Union City Facility

The unaudited pro forma condensed combined financial statements include adjustments to reflect the sale and leaseback of Workhorse’s Union City, Indiana facility (the “Property”). The pro forma statement of operations reflects the elimination of depreciation expense associated with the sold Property, the addition of lease expense, and the gain on sale of assets, assuming the transaction occurred on January 1, 2024.

i)	Acquisition-related costs

For the nine months ended September 30, 2025, the Company incurred approximately $4.5 million of acquisition-related costs. These expenses are included in general and administration expense on the historical condensed consolidated statement of operations for the nine months ended September 30, 2025. The pro forma net loss for the nine months ended September 30, 2025 was adjusted to exclude the acquisition-related costs, and instead, these costs and the remaining expected costs are reflected in pro forma statements of operations for the year ended December 31, 2024 to give effect to the business combination as if it had been completed on January 1, 2024.

j)	Interest expense

The unaudited pro forma condensed combined statement of operations reflects the elimination of historical interest expense associated with (i) the 2024 Notes that were repaid in full at the Closing and (ii) Motiv debt that was cancelled in exchange for equity consideration pursuant to the terms of the Merger Agreement. The adjustment removes interest expense that would not have been incurred had the repayment and cancellation occurred as of January 1, 2024.

Adjustment also includes estimated interest expense on the new convertible note issued in the amount of $5 million and the $10 million revolving credit facility, as if the issuance occurred on January 1, 2024 and assuming the debt was outstanding for the full period presented. The actual interest rate and terms may differ from the assumptions used in these pro forma financial statements.

k)	Change in fair value of warrants and convertible notes

The unaudited pro forma condensed combined statement of operations reflects the elimination of historical change in fair value of convertible notes and warrants associated with (i) the 2024 Notes that were repaid in full at the Closing and (ii) the warrants that were cancelled. The adjustment removes the change in fair value amounts that would not have been incurred had the repayment and cancellation occurred as of January 1, 2024.

l)	Workhorse stock compensation expense

The pro forma adjustments reflect the additional stock-based compensation expense incurred and the elimination of excess stock-based compensation expense related to the accelerated vesting of all unexercised and outstanding Workhorse stock options and the issuance of additional grants to the directors of Workhorse as if the transaction occurred on January 1, 2024. These awards were settled in cash at the time of the closing of the Merger.

m)	Motiv stock compensation expense

Pursuant to the Merger Agreement, all outstanding equity awards under Motiv’s equity incentive plan were cancelled without replacement or further obligation upon consummation of the Merger. Accordingly, stock-based compensation expense related to those awards will not recur in the post-Merger combined entity. For pro forma purposes, the Company has eliminated stock-based compensation expense that was included in Motiv’s historical financial statements (within Cost of revenues, Research and development, and Selling, general and administrative financial statement line items) for the year ended December 31, 2024 and the nine months ended September 30, 2025.

n)	Weighted average shares outstanding

As part of the Merger, the Company has adjusted the weighted average shares outstanding to reflect the share-related impacts of the transaction as if it had occurred on January 1, 2024. See calculation of the adjustment below:

	Year Ended 12/31/2024	Nine Months Ended 9/30/2025
Elimination of Motiv historical weighted average shares outstanding	(5,468,097)	(9,420,092)
Issuance of common stock to Motiv investors and Workhorse investors	6,629,800	6,629,800
Accelerated vesting of Workhorse stock options and Director grants	257	257
Adjustment to weighted average shares outstanding	1,161,960	(2,790,035)

The pro forma basic and diluted net loss per share of common stock has been recalculated accordingly.

Note on Motiv historical weighted average shares outstanding as of December 31,2024

The Motiv historical weighted average shares outstanding of 5,468,097 shown in the table above has been restated from what was originally presented in the unaudited pro forma condensed combined financial statements disclosed in the Proxy Statement. An error in the calculation of weighted average shares outstanding for Motiv for the year ended December 31, 2024 was identified while preparing the Motiv financial statements for the nine months ended September 30, 2025. The weighted average shares outstanding for the year ended December 31, 2024 have been restated as presented here. The restatement had no effect on the pro forma combined weighted average shares outstanding disclosed in the unaudited pro forma condensed combined financial statement of operations for the year ended December 31, 2024 as disclosed in the Proxy Statement.